Exhibit 10.3

Execution Version

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (“Agreement”) is made as of January 12, 2018 among bebe stores, inc., a California corporation (“Borrower”), bebe management, inc., a Virginia corporation (“bebe management”), bebe stores (Canada), inc., a California corporation (“bebe Canada”), bebe studio, inc., a California corporation (“bebe studio”), bebe studio realty, LLC, a California limited liability company (“bebe realty”), GACP Finance Co., LLC, a Delaware limited liability company, as administrative agent (in such capacity, “Administrative Agent”) under the Loan Agreement described below, and B. Riley Financial, Inc., a Delaware corporation (“Lender”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan Agreement.

R E C I T A L S:

A. Reference is made to that certain Loan and Security Agreement dated as of May 31, 2017 (as amended or modified from time to time, the “Loan Agreement”), among Borrower, Administrative Agent and the lenders from time to time party thereto.

B. Lender is the sole holder of the Note issued under the Loan Agreement and the sole Lender thereunder, by virtue of the assignment to it of such Note from GACP I, L.P. on January 5, 2018.

C. Borrower and Lender have agreed that Lender shall cancel all outstanding Obligations under the Loan Documents in exchange for the issuance to Lender of shares of stock in Borrower, all pursuant to that certain Debt Conversion and Purchase and Sale Agreement dated as of even date herewith by and among Borrower, The Manny Mashouf Living Trust and Lender (the “Conversion Agreement”).

D. Borrower, each Guarantor and Lender desire to enter into this Agreement with the Administrative Agent to, effective as of the Closing Date as such term is defined in the Conversion Agreement (hereinafter the “Conversion Closing Date”): (i) terminate the Loan Agreement and the other Loan Documents, (ii) cancel of record all Mortgages, (iii) terminate of record all Uniform Commercial Code financing statements filed against any Obligor, (iv) terminate all Control Agreements, (v) return the Note marked “Cancelled” to Borrower, and (vi) take any other action that is required or appropriate to evidence the termination of the Loan Documents and the security interests and liens granted therewith.

E. Administrative Agent agrees to enter into this Agreement to consummate the termination of the Loan Documents and all security interests and liens granted to it in connection therewith.

In consideration of the foregoing, the terms and conditions set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Administrative Agent, Lender, each Guarantor and Borrower hereby agree as follows:

1. Recitals. The Recitals set forth above are incorporated in this Agreement as if set forth fully in the body of this Agreement.

2. Agreement.

(a) On the Conversion Closing Date, the Note is deemed cancelled, all Obligations of the Obligors under the Loan Documents are deemed cancelled and discharged, and the Loan Agreement and all of the other Loan Documents are deemed terminated.

(b) Administrative Agent shall promptly upon the Conversion Closing Date perform the following actions, each document to be in a form agreed to between Administrative Agent and Borrower:

(i) Mortgages - execute and instruct Fidelity National Title Insurance Company to record a Substitution of Trustee and Deed of Reconveyance in the applicable Official Records of Los Angeles County, California with respect to the Design Center;

(ii) UCCs - record amendments terminating of record each Uniform Commercial Code Financing Statement filed by Administrative Agent against any Obligor; and

(iii) Control Agreements - execute and deliver to Wells Fargo Bank, National Association, termination notices for each Control Agreement.

(c) Lender shall promptly following the Conversion Closing Date return the original Note to Borrower marked “Cancelled.”

(d) Each of Lender and Administrative Agent hereby agree that after the Conversion Closing Date, if any other or further termination statements or releases are required in order to evidence the termination of Lender or Administrative Agent’s security interest in the Loan Documents, each such party will execute and deliver any additional terminations, releases and satisfactions of Lender’s or Administrative Agent’s liens on, and security interests in, any Obligor’s property (at Borrower’s expense) as are reasonably necessary to evidence the satisfaction of such Obligor’s obligations under the Loan Documents.

(e) Lender hereby agrees that all prepayment notice requirements in Section 2.3(b) are waived.

3. Release. Except for the obligations of the parties under this Agreement, to the fullest extent permitted by applicable law, each Obligor releases Administrative Agent, Lender and GACP I, L.P. (a prior lender under the Loan Agreement), and their respective officers, directors, managers, employees, agents, representatives and designees, from and against any and all claims arising out of the Loan Agreement, the other Loan Documents, the Obligations, and/or resulting from such person’s acts or omissions with respect to the implementation, administration or enforcement of the Loan Agreement and/or the other Loan Documents.

4. Miscellaneous.

(a) Assigns; Amendment. This Agreement shall be binding upon and inure to the benefit of each signatory hereto and their respective successors and assigns. The provisions of this Agreement may not be amended or waived except with the written consent of the parties hereto.

(b) Headings. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

(c) Severability. To the extent any provision of this Agreement is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

(d) Counterparts. This Agreement may be signed in any number of counterparts. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

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(e) Governing Law. This Agreement is intended to take effect as sealed instruments and shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first set forth above.

ADMINISTRATIVE AGENT:

GACP Finance Co., LLC

By:	/s/ JOHN AHN
John Ahn
President

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Signature page to Termination Agreement (bebe)

LENDER:

B. Riley Financial, Inc.

By:	/s/ PHILIP AHN
Phillip Ahn
Chief Financial Office and
Chief Operating Officer

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Signature page to Termination Agreement (bebe)

BORROWER:

bebe stores, inc.

By:	/s/ MANNY MASHOUF
Manny Mashouf
President

GUARANTORS:

bebe management, inc. bebe stores (Canada), inc. bebe studio, inc. bebe studio realty, LLC

By:	/s/ GARY BOSCH
Gary Bosch
Treasurer

Signature page to Termination Agreement (bebe)